AMENDMENT AGREEMENT NO. 6 TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT


         This AMENDMENT AGREEMENT NO. 6 (this "Amendment"), dated as of October 20, 1998, by and among SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation
("STC"), SIGNAL TECHNOLOGY SALES CORP., a United States Virgin Islands corporation ("Sales" and, together with STC, the "Companies"), and BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston (the "Bank"), amends the Second Amended and Restated Credit Agreement dated as of September 30, 1993, as amended (as the same may be further amended, modified, or supplemented from time to time the "Credit Agreement"), by and among the Companies and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

         WHEREAS, the Companies have requested that the Bank agree to certain amendments to the Credit Agreement; and

         WHEREAS, subject to the terms and provisions hereof, the Bank is willing to so amend the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

                  1.1      Amendments to Certain Definitions.

                  (a) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately preceding the defined term "Agreement":

                  "Accounts Receivable. All of the Companies' accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Company from any Person for goods sold by it or for services rendered by it, or however otherwise established or created, all guarantees and security therefor, all right, title and interest of any Company in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to any Company.

                  (b) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Benecia":

                  "Borrowing Base. An amount equal to 80% of the unpaid amount of all Eligible Accounts of the Companies."

                  (c) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Borrowing Base":

                  "Borrowing  Base  Report.   A  report  signed  by  either  the
         President or Chief Financial Officer of STC in substantially the form of Exhibit E hereto."

                  (d) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Consolidated Tangible Net Worth":

                  "Contra Customer. Any customer or other Person with whom STC or Sales has a contract or agreement of any kind (including an account payable) and in respect of whom there is an Account Receivable included in Eligible Accounts."

                  (e) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Effective Date":

                  "Eligible Accounts. An Account Receivable which:

                           (a) is not  unpaid  more than 90 days  after  invoice
date;

                           (b) arose in the  ordinary  course of  business  as a
result of services which have been performed for the account debtor or the sale of goods which have been shipped to the account debtor;

                           (c) is the legal, valid and binding obligation of the
account debtor thereunder, is assignable, is owned free and clear of all encumbrances (except in favor of the Bank) and is not evidenced by a promissory note or other instrument;

                           (d)  has  not  been  reduced  and is not  subject  to
reduction, as against STC or Sales, their respective agents or the Bank, by any offset, counterclaim, adjustment, credit, allowance or other defense, and as to which there is no (and no basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments;

                           (e) is not difficult to collect or uncollectible  for
any reason, including, without limitation, return, rejection, repossession, loss of or damage to the merchandise giving rise thereto, a merchandise or other dispute, any bankruptcy, insolvency, adverse credit rating or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor (including as a consequence of a failure of STC or Sales to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as reasonably determined by the Bank in its sole discretion;

                           (f) is not owing from any affiliate of STC or Sales;

                           (g) is owing  from an account  debtor  located in the
United States;

                           (h) is owing from an  account  debtor at least 70% of
whose accounts payable owing to STC or Sales are Eligible Accounts;

                           (i) if  owing  from  any  Contra  Customer,  will  be
eligible only to the extent it exceeds the amount of STC's or Sales' accounts payable to such Contra Customer; and

                           (j)  has  not  been  designated  by the  Bank  in its
reasonable judgment by notice to STC as unacceptable for any reason."

                  (f) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Environmental Laws":

                  "Equipment. All machinery, equipment and fixtures, furniture, furnishings, trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of any of the Companies, together with such Company's interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting "equipment" as such term is defined in the Uniform Commercial Code."

                  (g) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Interest Period":

                  "Inventory. All goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of the Companies that are held for sale, lease or other disposition, or are to be furnished under contracts of service, or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work-in-process, finished goods or supplies or other materials used or consumed or to be used or consumed in such Company's business, whether in transit or in the possession of such Company or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all proprietary rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting "inventory" as such term is defined in the Uniform Commercial Code.

                  (h) The definition of the term "Secured Obligations" is hereby amended to read as follows:

                  "Secured Obligations. The Obligations."

                  (i) The  following  new  defined  term is hereby  inserted  in
Section 1 of the Credit Agreement, immediately following the defined term "Secured Obligations":

                  "Security Agreement. The Security Agreement, dated as of October 20, 1998 by and among the Companies and the Bank."

                  1.2 Amendment of Section 2.1. Section 2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "ss. 2.1 Commitment to Lend. Subject to the terms and conditions hereinafter set forth, the Bank agrees to lend to the Companies, on a joint and several basis, during the period commencing on the Effective date and ending on the Revolving Credit Maturity Date, upon notice by the Companies pursuant to ss. 2.4 from time to time an amount (a "Revolving Credit Loan", or if more than one, "Revolving Credit Loans") equal to the aggregate principal amount of the Revolving Credit Loan requested by the Companies in such notice, for working capital and general corporate purposes as permitted pursuant to the provisions of this Agreement, provided that in no event shall the sum of (a) the aggregate outstanding principal balance of all Revolving Credit Loans (after giving effect to all amounts requested), plus (b) the aggregate Maximum Drawing Amount of Letters of Credit outstanding (collectively the "Total Credit Extended"), exceed at any one time the lesser of (i) the Revolving Credit Commitment Amount and (ii) the Borrowing Base."

                  1.3 Amendment of Section 2.6. Section 2.6 of the Credit Agreement is hereby amended by deleting the second sentence of said Section 2.6 and replacing said second sentence of Section 2.6 with the following:

                  "If at any time, for any reason, the Total Credit Extended exceeds the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment Amount, then the Companies jointly and severally shall immediately pay cash in the amount of such excess to the Bank for application first to pay down the principal of Revolving Credit Loans and then to be held by the Bank as cash collateral for the Obligations."

                  1.4 Amendment of Section 2.8. Sections 2.8(a) and (b) of the Credit Agreement are hereby amended to read in their entirety as follows:

                  "(a) Except as provided in ss. 5.1 hereof, each Revolving Credit Loan that is a Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate plus 0.50% per annum.

                  (b) Except as provided in ss. 5.1 hereof, each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus 2.25% per annum."

                  1.5 Amendment of Section 3.3. Section 3.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "ss. 3.3  Interest on Real Estate Term Loans.

                           (a) Unless and until converted to a different Type pursuant to ss. 3.4, the Real Estate Term Loans shall be Base Rate Loans.

                           (b) Except as provided in ss. 5.1 hereof, any portion of the Real Estate Term Loans that is a Base Rate Loan shall bear interest at the Base Rate plus 0.50% per annum.

                           (c) Except as provided in ss. 5.1 hereof, any portion of the Real Estate Term Loans that is a Eurodollar Rate Loan shall bear interest for each Term Loan Interest Period at the rate of two and one-quarter percent (2.25%) per annum above the Eurodollar Rate determined for each such Term Loan Interest Period.

                           (d) The Companies jointly and severally promise to pay interest on each Real Estate Term Loan in arrears on each Interest Payment Date with respect thereto and at the stated or any accelerated maturity of the Real Estate Term Loans."

         1.6 Amendment of Section 4.1. Section 4.1 of the Credit Agreement is hereby amended by deleting the first sentence of said Section 4.1 and replacing said first sentence of Section 4.1 with the following:

         "Subject to the terms and conditions set forth in this Agreement upon written request from STC, as provided below, the Bank may, at its option, and without any obligation or commitment to do so, at any time thereafter but prior to the Revolving Credit Maturity Date issue letters of credit ("Letters of Credit") in such form as STC and the Bank may agree, for the account of any of the Companies, provided, however, that the Total Credit Extended shall not at any time exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment Amount, and provided, further, that the Maximum Drawing Amount of all Letters of Credit outstanding shall not at any time exceed Three Million Dollars ($3,000,000) ."

         1.7 Amendment of Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by deleting the term "one-eighth of one percent (1/8%) per annum" in the first line of subparagraph (b) of said Section 6.1. and inserting the phrase "three-eighths of one percent (3/8%) per annum" immediately following the term "(b)" in the first line of subparagraph (b) of said Section 6.1.

         1.8 Amendment of Section 7. Section 7 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "ss. 7. SECURITY. (a) The Companies confirm that the Secured Obligations are entitled to the benefits of and shall be secured by a first priority perfected security interest (subject only to such prior liens as shall be acceptable to the Bank) on all of the real estate of the Companies covered by the Mortgages and by a first priority perfected security interest (subject to such prior liens as shall be acceptable to the Bank) on all of the Accounts Receivable, Inventory and Equipment of the Companies.

                  (b) The Attornment Agreements, the Mortgages from time to time delivered, the Security Agreement and any other instruments and documents from time to time delivered pursuant hereto or thereto, or in furtherance hereof or thereof, in each case secured or providing credit support for the Secured Obligations and in each case as amended, modified, supplemented or restated and in effect from time to time, are collectively referred to herein as the "Security Documents"."

         1.9 Amendment of Section 11.4. Section 11.4 of the Credit Agreement is hereby amended by deleting subparagraph (g) of said Section 4.1 and replacing said subparagraph (g) of Section 4.1 with the following:

                  "(g) as soon as available, but in any event within 15 days after the end of each month, a Borrowing Base Report, together with such other information regarding Accounts Receivable as the Bank may require; and

                  (h)  with   reasonable   promptness   such   other   financial
         information as the Bank may reasonably request and the disclosure of which is not prohibited by law."

         1.10 Amendment of Section 12.4. Section 12.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "ss.  12.4.  Distributions.   Make  any  Distributions  except
         Distributions by any direct or indirect Subsidiary of STC to STC or any other direct or indirect Subsidiary of STC."

         1.11 Amendment of Section 12.7. Section 12.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "ss. 12.7 Net Worth. Permit at any time Consolidated Tangible Net Worth to be less than the amount equal to the sum of $23,000,000 plus, on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter ending after September 30, 1998."

         1.12 Amendment of Section 15. Section 15 of the Credit Agreement is hereby amended by (a) deleting the word "or" at the end of subparagraph (i) of said Section 15 and (b) inserting the following language immediately following subparagraph (j) of said Section 15:

                  "(k) if either of the individuals serving as Chief Executive Officer and Chief Financial Officer of STC on September 30, 1998 shall cease for any reason (including, without limitation, resignation, removal or death) to be executive officers of STC at any point in time while any amounts with regard to Loans are outstanding."

         2. Representations and Warranties. The Companies hereby represent and warrant to the Bank as follows:

         (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Companies to the Bank with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Bank and the Companies, the representations and warranties of the Companies contained in the Credit Agreement were true and correct in all material respects when made and continued to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment, and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

         (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Companies hereby confirms that the representations and warranties of the Companies contained in Sections 8.1 and 8.3 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

         3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Bank by (or on behalf of) each of the Companies, as the case may be, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Bank:

         (a) this Amendment signed by each of the Companies and the Bank;

         (b) a legal opinion letter from the Companies' outside counsel with respect to the organization, continued existence, good standing, corporate power and corporate authorization of STC and as to the due execution, delivery, legality, validity, binding effect and enforceability of this Amendment and the Credit Agreement as amended hereby;

         (c) payment of an amendment fee of $30,000;

         (d) the duly authorized and executed Security Agreement; and

         (e)  any  other   confirmatory  or  corporate   authority  document  or
instrument the Bank may reasonably request.

         4. Filing of Form 10-Q. Not later than by October 31, 1998, the Companies shall file STC's Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the period ended June 30, 1998 on Form l0-Q. Failure of the Companies to comply with this Section 4 shall constitute an Event of Default.

         5. Waiver of Noncompliance with Covenants. The Bank hereby waives the Companies' noncompliance with Sections 11.4(a), 12.7 and 12.8 of the Credit Agreement (as in effect immediately prior to giving effect to this Amendment) for the period ended June 30, 1998.

         6. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Companies confirms and agrees that the joint and several Obligations of the Companies to the Bank, as amended and supplemented hereby, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Companies hereby jointly and severally confirm their obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

         7. Governing Law. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.



                                               SIGNAL TECHNOLOGY CORPORATION

                                               By: /s/ Robert Nelsen
                                                  ------------------------------
                                                  Name:   Robert Nelsen
                                                  Title:  V.P. Finance



                                               SIGNAL TECHNOLOGY SALES CORP.

                                               By: /s/ George Lombard
                                                  ------------------------------
                                                  Name:   George Lombard
                                                  Title:  Chairman, President
                                                          & CEO



                                               BANKBOSTON, N.A.

                                               By: /s/ Christopher S. Allen
                                                  ------------------------------
                                                  Name:
                                                  Title:  Director

                                                                       EXHIBIT E


                          SIGNAL TECHNOLOGY CORPORATION

                              BORROWING BASE REPORT

         Period Covered: _________________________________


I.  Accounts Receivable

    1.  Balance from prior period                                   ____________

    2.  New sales                                                   ____________

    3.  Collections                                                 ____________

    4.  Ineligible:                                                 ____________

        (a) more than 90 days                ____________

        (b) Contra Customers and
            other ineligibles                ____________


                                     Total Ineligible               ____________

    5.  Eligible Accounts
        (1 + 2 - 3 - 4)                                             ____________

    6.  Borrowing Base Value
        (80% of 5)                                                  ____________

II. Availability

    1.  Borrowing Base value of Accounts                            ____________

    2.  Revolving Credit Loans Outstanding                          ____________

    3.  Maximum Drawing Amount of
        Letters of Credit                                           ____________

    4.  Total Outstandings (2 + 3)                                  ____________

    5.  Availability (lesser of 1 or
        $15 million, minus 4)                                       ____________


                                                   SIGNAL TECHNOLOGY CORPORATION

Date: ________________________                   By: ___________________________
                                                     Title: